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                                                                  Exhibit 10.3
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THIRD AMENDMENT TO
LOAN AND SECURITY AGREEMENT                    WELLS FARGO RETAIL FINANCE, LLC
746185.8
================================================================================

                                            Execution Date:  December 18, 2002
                                             Effective Date: November 30, 2002



      THIS THIRD AMENDMENT is made in consideration of the mutual covenants contained herein and benefits to be derived herefrom to the September 24, 2001 Loan and Security Agreement ( the "LOAN AGREEMENT"), as amended by a certain First Amendment dated October 29, 2001, and as further amended by a certain Second Amendment dated October 21, 2002, between

            Wells Fargo Retail Finance LLC (referred to therein as the "LENDER"), a Delaware limited liability company with offices at One Boston Place - 18th Floor, Boston, Massachusetts 02108,

            and

            dELiA*s Corp. (referred to therein in such capacity, as the " LEAD BORROWER"), a Delaware corporation with its principal executive offices at 435 Hudson Street, New York, New York 10014, as agent for the following (referred to therein individually, as a "BORROWER" and collectively, the "BORROWERS"):

            dELiA*s Corp.,
            dELiA*s Operating Company,
            dELiA*s Distribution Company,
            dELiA*s Retail Company,

      each a Delaware corporation with its principal executive offices at 435 Hudson Street, New York, New York 10014,

in consideration of the mutual covenants contained herein and benefits to be derived herefrom.

      PART 1.     UPDATED BUSINESS TERMS:
      The following provisions address the current status of the Borrowers' business and assets, as recently reviewed by and between the Borrowers and the Lender.
      I..
APPLICATION OF FUNDS.   Upon the execution of this Amendment, the Borrower
shall take all necessary steps to have all funds and other assets on deposit in the account known as "JPMorgan Prime Money Market Fund, Acct. No. 15421-0" maintained by


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iTurf Finance Company with J. P. Morgan Chase transferred to the Lender. Upon receipt, the Lender may apply all amounts in reduction of the Liabilities in such manner as the Lender, in its sole and exclusive discretion, may determine.
      II..
INVESTMENT BANKER. The Lead Borrower has advised the Lender that the Borrowers have retained the services of Peter J. Solomon Company Limited, an investment banker (the "INVESTMENT BANKER"), to assist the Borrowers and represent their interests in connection with the structuring and negotiation of a transaction (a "TRANSACTION") with respect to a potential sale, merger, or acquisition of, or investment in the Borrowers' business. Upon the execution of this Amendment, the Lead Borrower shall provide the Lender with a copy of the engagement letter between the Borrowers and the Investment Banker.
            A.
The Lender shall be permitted to communicate directly with the Investment Banker to obtain information concerning the status and terms and conditions of a potential Transaction; provided that an appropriate representative (e.g., the chief financial officer, the chief operating officer, or the controller) of the Lead Borrower participates in all such communication. For the purposes of this Amendment, all information obtained by the Lender from either the Investment Banker or the Borrowers relating to a potential Transaction, including pursuant to Part 1, Sections II(A), (D), or (F), shall be deemed to be "TRANSACTION INFORMATION" (so-called herein).
            B.
Unless the Lead Borrower shall otherwise consent in writing, the Lender shall keep all Transaction Information received by, or provided to the Lender confidential and will not use such Transaction Information for any purpose or in any manner except in connection with the Loan Agreement and this Amendment; provided however, that nothing in this Section II(B) shall limit the ability of the Lender to disclose any of such Transaction Information to (i) its officers, employees, representatives, and attorneys who (x) need to know such transaction Information in connection with the Loan Agreement, as previously amended, and this Amendment, and (y) who have, prior to such disclosure, agreed to be bound by and subject to the terms and provisions of this Section II(B), or (ii) to the extent required by subpoena issued to the Lender by a court or administrative authority of competent authority. Prior to making any disclosure pursuant to clause (ii), above, the Lender shall promptly notify the Lead Borrower of such requirement (where allowed by law to do so), and allow the Lead Borrower the reasonable opportunity to exhaust all reasonable legal and equitable channels for maintaining such information in confidence.
            C.
The Lender acknowledges that the Transaction Information may contain non-public, material information regarding the Borrowers and, accordingly, will treat such Transaction Information in accordance with its and its parent company's procedures applicable to such Transaction Information, including without limitation, in accordance with Regulation FD (17 C. F. R.
Section 243.100 - 243.103).
            D.


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The Lead Borrower shall keep the Lender apprised of all material developments relating to a Transaction, and shall provide, or instruct the Investment Banker to provide, the Lender (i) prior to entering into or accepting a letter of intent, term sheet, or similar document relating to a potential transaction, with copies of all term sheets, letters of intent, asset/stock purchase agreements, and similar documents setting forth in detail the proposed terms of a potential Transaction (each a "LETTER OF INTENT"), and (ii) after entering into or accepting a letter of intent, term sheet, or similar document relating to a potential Transaction (the "EXECUTED LOI") with copies of all Letters of Intent that set forth terms that, when viewed in the aggregate, are materially more favorable to the Borrowers than the terms set forth in the Executed LOI, as determined in the reasonable discretion of the Lead Borrower. All Letters of Intent required under this Section II(D) to be provided to the Lender shall be [provided promptly, and in no event later than three Business Days after receipt by the Lead Borrower; provided that with respect to Letters of Intent received after the Effective Date but prior to the Execution Date, the Lead Borrower shall provide such Letters of Intent no later than three Business Days after the Execution Date. Notwithstanding anything to the contrary contained herein or in the Loan Agreement, the Lender hereby agrees that it will not communicate with any party who has submitted to any of the Borrowers or the Investment Banker a statement of interest, offer, term sheet, letter of intent, asset/stock purchase agreement or similar item in connection with a Transaction, regarding anything relating in any way to any of the foregoing.
            E.
The Borrowers shall have executed and received fully executed counterparts of the following items, and achieved the following benchmarks, by the corresponding dates:


      Document                                    Deadline
      -----------------------------------------------------------------
       Offer/Letter of Intent/Commitment Letter      February 14, 2003
      -----------------------------------------------------------------
          Definitive Agreement/Documentation           March 14, 2003
      -----------------------------------------------------------------
                Closing on Transaction                 April 14, 2003
      -----------------------------------------------------------------
            F.
Notwithstanding the terms and conditions of Section II(E), above, the Lender agrees to revise and/or extend the benchmarks and dates set forth therein, as may be reasonably requested by the Borrowers based upon circumstances as they may be developing with respect to a potential Transaction, so long as the Effective Advance Rate (as defined in Part 2, Section I, below) is less than or equal to the following specified percentages during the designated periods:


         Period                         Effective Advance Rate
        -------------------------------------------------------------


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         As of January 31, 2003            Less than or equal to 30%
         through February 27, 2003
        -------------------------------------------------------------
         As of February 28, 2003           Less than or equal to 20%
         through March 30, 2003
        -------------------------------------------------------------
         As of March 31, 2003 and                    0.0%
         thereafter
        -------------------------------------------------------------
            G.
The Lead Borrower shall provide the Lender with written notice within 24 hours of the occurrence of (i) any event or development from which it is apparent to the Borrowers that a Transaction will not be consummated on or before April 14, 2003, or (ii) any event or development that substantially or materially interferes with the consummation of a Transaction on or before April 14, 2003.
            H.
Nothing contained herein shall be deemed consent by the Lender to the consummation by the Borrowers of any Transaction. If all Liabilities have not theretofore been paid in full, or would not be paid in full simultaneously upon, or immediately following the consummation of a Transaction, then the terms and conditions of any such Transaction shall be subject to the Lender's prior written approval, in the Lender's discretion, not to be unreasonably withheld.
      III..
CONSULTANT. The Lead Borrower has advised the Lender that the Borrowers intend to retain on their behalf the firm of FTI Consulting, Inc., a financial and management consultant (the "CONSULTANT"), as the Borrowers' business consultant. In this regard:
            A.
The Borrowers shall have finalized their retention of the Consultant on or before December 9, 2002. The Borrowers shall provide the Lender with a copy of the engagement letter with the Consultant no later than three Business Days after its execution.
            B.
The Borrowers acknowledge and agree that the Consultant shall be retained by the Borrowers in order to aid and assist them in evaluating the Borrower's business operations, reviewing and analyzing the Borrower's financial reporting, and determining the Borrower's compliance with the terms and conditions of the Loan Agreement, the other Loan Documents, and this Amendment.
            C.
The Borrowers:
                  1.
      Acknowledge and agree that the Consultant will be retained at the Borrowers' expense, and that the Borrowers shall be liable, and the Lender shall not be


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      liable, for all costs, expenses, and fees incurred by the Borrowers in connection with their retention of the Consultant.
                  2.
      Hereby authorize the Lender to pay, in accordance with the terms and provisions of the engagement letter, the Consultant's retainer, monthly fees, and reimbursable expenses by making advances under the Revolving Credit from time to time, whether or not sufficient Availability exists therefor, and whether or not the Lender is otherwise making loans and advances to the Borrowers at that time; provided that, in each case the Lender shall give prior written notice to the Lead Borrower attaching the invoice or statement pursuant to which such payments are being made;
                  3.
      Shall communicate directly with the Consultant; provide the Consultant with access to the Borrowers' business operations, books and records, officers and employees, and the Investment Banker; provide the Consultant with whatever business, financial, and other information that the Consultant may reasonably require; and generally cooperate with and assist the Consultant in the performance of its undertakings.
                  4.
      Shall simultaneously forward to the Consultant, if requested by the Consultant, copies of all communication from the Borrowers to the Lender, including all financial and other reporting submitted in accordance with the Loan Agreement, the other Loan Documents, and this Amendment.
      IV..
UPDATED APPRAISAL.
            A.
At the Borrower's request, the Lender has retained Great American Group (the "APPRAISER") to update the most recent appraisal of the Borrowers' Inventory. The Borrowers shall communicate directly with the Appraiser; provide the Appraiser with access to the Borrowers' business locations, books and records, and officers and employees; provide the Appraiser with whatever business, financial, and other information that the Appraiser may reasonably require; and generally cooperate with and assist the Appraiser in the performance of its undertakings. The Lender shall provide the results of the updated appraisal to the Borrowers, upon their request, provided that (x) the Borrowers execute and deliver to the Lender an appropriate acknowledgment, in form and substance reasonably satisfactory to the Lender, and (y) the Appraiser consents to such disclosure to the Borrowers.
            B.
The cost of obtaining the updated appraisal shall be borne by the Borrowers. The Borrowers shall promptly reimburse the Lender for all costs, expenses, and fees incurred by the Lender in connection therewith. The Lender is hereby authorized to pay the Appraiser's fees and reimbursable expenses by making advances under the Revolving Credit from time to time, whether or not sufficient Availability exists therefor, and whether or not the Lender is otherwise making loans and advances to the


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Borrowers at that time; provided that, in each case the Lender shall give prior written notice to the Lead Borrower attaching the invoice or statement pursuant to which such payments are being made.
            C.
The Lender may obtain further appraisals of the Borrowers' Inventory from time to time, as the Lender, in its sole and exclusive discretion, may determine are necessary and/or appropriate. The Lender may immediately implement the results of the updated appraisal referenced above or any new appraisal by restating the Borrowing Base, as provided in Part 2, Section III (A), below.
      V..
UPDATED BUSINESS PLAN. The Borrowers have presented the Lender with an updated 13-week cash flow projection and business plan (the "BUSINESS
PLAN").  The Borrowers:
            A.
Warrant and represent to the Lender that the Business Plan represents the Borrowers' good faith and reasonable estimation of the projected financial performance of the Borrowers' business for the period or periods set forth therein and will be based upon estimates and assumptions stated therein, all of which the Borrowers shall believe to be reasonable and fair in light of conditions and facts known to management of the Borrowers as of the date of the preparation thereof (it being understood and acknowledged by the Lender, without limiting the terms and conditions of Part 2, Section VI, below, that such financial performance as it relates to future events is not to be viewed as representations or warranties that such events will occur, and that actual results may differ from such projected financial performance).
            B.
Shall use their reasonable best efforts to operate their business in accordance with the Business Plan and to meet the financial performance benchmarks contained in the Business Plan.


      PART 2.     AMENDMENT OF LOAN AGREEMENT:  From and after the execution of this Amendment, as of the Effective Date, the Loan Agreement is amended as follows:
      I..
Financial Reporting.          In addition to any financial reporting required
to be submitted to the Lender under the Loan Agreement, the Borrowers shall provide the following reports to the Lender at the corresponding times:
            A.
Daily, on or before 1:00 P.M. by telecopier:
                  1.
      A Borrowing Base Certificate, as of the close of business for the prior Business Day, including a calculation of the "EFFECTIVE ADVANCE RATE" reflecting the outstanding balance of the Loan Account as compared to Collateral eligible for borrowing. Each such calculation shall be performed consistently in the form of a fraction, the numerator of which shall be the outstanding balance of the Loan Account, and the denominator of which shall be the cost of the Borrower's


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      Eligible Inventory (currently shown as " Line (A) ELIGIBLE RETAIL
      INVENTORY" on the Borrower's Borrowing Base Certificate). The Borrowing Base Certificate shall be in the form annexed hereto marked Exhibit "A".
                  2.
      A statement calculating the Borrowers' Excess Availability as of the close of business for the prior Business Day.
            B.
Weekly, on or before 3:00 P. M. on Tuesday of each week, by telecopier:
                  1.
      A report comparing the Borrowers' projected performance as shown on the Business Plan to the Borrowers' actual performance during the prior week, and on a cumulative basis, with respect to (i) sales, (ii) gross Inventory, (iii) Eligible Inventory, (iv) the outstanding balance of the Loan Account, and (iv) Availability; and
                  2.
      A report of aggregate receipts of Inventory for the prior week.
            C.
Monthly:
                  1.
      Within Twenty (20) days after the close of each calendar month, a flash sales report for each of the Borrowers' stores;
                  2.
      Within Thirty (30) days after the close of each calendar month, a report for each of the Borrowers' stores setting forth each location's actual performance for the prior month and calculating "four-wall" profitability for each store.
            D.
On or before January 15, 2003(1):
                  1.
      An updated Business Plan for the fiscal year commencing on or about February 2, 2003, including monthly projections for each of the following:
                  a.    A balance sheet.
                  b.    An income statement.
                  c.    Availability analysis.
                  d.    A statement of cash flow.
                  e. A pro forma profitability analysis on a "four-wall", per store basis.
                  2.
      An updated 13-week cash flow projection.
            E.
As and when requested by the Lender, such other and further information as the Lender

------------------------
      (1) The Borrowers shall use their reasonable best efforts to provide preliminary versions of these items to the Lender on or before January 4, 2003.

                                       -7-
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reasonably may require, to be delivered as promptly as is reasonably practicable.
            F.
With respect to the monthly financial statements required to be provided to the Lender pursuant to the Loan Agreement, the Lead Borrower's Chief Executive Officer, in his or her capacity as such and not individually, shall deliver a certificate to the effect that the subject statement was prepared in accordance with GAAP (except for the lack of footnotes and being subject to year-end audit adjustments) presents fairly the Consolidated financial condition of the Borrowers at the close of the period covered.
            G.
With respect to other financial information provided to the Lender by the Borrowers pursuant to the financial reporting requirements contained in the Loan Agreement and this Amendment, the Lead Borrower's Chief Executive Officer, in his or her capacity as such and not individually, shall deliver a certificate confirming that the subject financial report(s) was(were) prepared in good faith and that the information contained therein represents the Borrowers' good faith determination.
      II..
AUDITS AND EXAMINATIONS. The Lender shall be permitted, either directly or through agents retained for that purpose, after delivery of reasonable advance notice to the Lead Borrower, to conduct during regular business hours such audits, inspections, and field examinations of the Borrowers' books, records, and assets as the Lender may require from time to time, as the Lender in its reasonable discretion may determine are necessary and/or appropriate. The Borrowers, subject to receipt of reasonable advance notice, during regular business hours shall cooperate with and assist the Lender, or its agents, in connection with the performance of any such audit, inspection, and field examination.
      III..
THE REVOLVING CREDIT.
            A.
The definition of Borrowing Base beginning on Page 3 of the Loan Agreement is hereby deleted in its entirety, and the following is inserted in its place:

      "Borrowing Base": The result of the lesser of (a) or (b), where:
            (a)   Is the lesser of:
                        (i)   The Credit Limit,
                        or
                        (ii) The product of the Cost of Eligible Inventory (net of Inventory Reserves) multiplied by the Standard Inventory Advance Rate.
            and
            (b)   Is 85% of the NRLV Percentage.
            B.
The definition of Eligible In-Transit Inventory commencing on Page 7 of the Loan Agreement is hereby amended by deleting the figure "Seven Million Dollars ($7,000,000.00)" therefrom, and inserting the figure "Seven Hundred Thousand Dollars


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($700,000.00)" in its place.
            C.
Section 5-8 of the Loan Agreement, as amended, is hereby deleted in its entirety and the following is inserted in its place:

            INVENTORIES, APPRAISALS, AND AUDITS.

            (a) The Lender, at the expense of the Borrowers, may participate in and/or observe each physical count and/or inventory of so much of the Collateral as consists of Inventory which is undertaken on behalf of any Borrower.

            (b) The Borrowers shall obtain (at the Borrower's expense in all instances) financial or SKU based physical counts and/or inventories conducted by such inventory takers as are satisfactory to the Lender and following such methodology as is consistent with the Borrowers' practices in effect at the execution of this Agreement and as provided in this
      Section 0.

                  (i) Unless an Event of Default has occurred, the Borrowers shall cause the following number of such counts / inventories to be undertaken in each twelve (12) month period during which this Agreement is in effect:

                  (a)   Retail operations : One (1).

                  (b)   Direct operations (catalogue and web): One (1).

                  (ii) If an Event of Default occurs, the foregoing limit on the number of such counts and/or inventories shall terminate and the Lender may require such counts and/or inventories (at the expense of the Borrowers in each instance) at such intervals as the Lender, in its discretion, may determine as being appropriate.

                  (iii) The Borrowers shall cause their accountants to observe the Borrowers' year end retail operations and direct operations counts / inventories (and such other counts / inventories as the accountants may require so as to permit those accountants to express its opinion on the Borrowers' annual Consolidated financial statement to the standard set out in this Agreement).

                  (iv) The Lead Borrower shall provide the Lender with a copy of the preliminary results of each such count and/or inventory (as well as of any other physical inventory undertaken by any Borrower) within ten (10) business days following the completion of such inventory.

                  (v) The Lead Borrower, within thirty (30) days following the completion of such count and/or inventory, shall provide the Lender with a reconciliation of the results of each such count and/or inventory (as well as of any


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            other physical inventory undertaken by any Borrower) and shall, in the case of a year-end inventory, post such results to the Borrowers' stock ledger and, as applicable to the Borrowers' other financial books and records . The Lender may use the reconciliation and results of each such count and/or inventory and implement them in accordance with the terms of this Agreement.

            (c) The Lender may obtain such appraisals of Collateral consisting of Inventory, from time to time during the period that this Agreement is in effect, conducted by such appraisers as are satisfactory to the Lender (at the Borrowers' expense in each instance).

            (d) The Lender from time to time (in all events, at the Borrowers' expense) may undertake "mystery shopping" (so-called) visits to all or any of the Borrowers' business premises.
            D.
The definition of NRLV Percentage on Page 19 of the Loan Agreement is hereby deleted, and the following is inserted in its place:

      "NRLV Percentage": That percentage of the Cost of the Borrowers' Eligible Inventory that is estimated to be recoverable in an orderly liquidation of such Eligible Inventory, net of liquidation expenses, determined by the Lender from time to time, in the Lender's reasonable and exclusive discretion, based upon the then most recent appraisal of the Borrower's Inventory.
            E.
The definition of Standard Inventory Advance Rate on Page 25 of the Loan Agreement is hereby deleted in its entirety, and the following is inserted in its place:

      "Standard Inventory Advance Rate": 73%, or such greater or lesser percentage as the Lender may determine from time to time, in the Lender's reasonable and exclusive discretion, based upon the most recent appraisal of the Borrowers' Inventory.
            F.
Sections 2-2(b) and (c) are hereby deleted. The Lender may, in its reasonable and exclusive discretion from time to time, increase then existing Availability Reserves and Inventory Reserves and/or establish additional Availability Reserves and Inventory Reserves, in such amounts as the Lender deems appropriate based upon the then existing facts, circumstances, or factors that the Lender, in its reasonable and exclusive discretion, deems relevant relating to both the Borrowers, as a whole, and the additional Reserve being established, including the fact that the Reserves being implemented as of the Effective Date, as set forth in Section III(F), below, are being implemented in so-called "REDUCED AMOUNTS" . Any such Reserve shall take effect on the Business Day after notice thereof has been provided by the Lender to the Borrower.
            G.
The following Availability Reserves shall be implemented in the corresponding amounts, as set forth Section III(G), below:


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                  1.
      Customer Credit Liabilities   $2,113,000.
                  2.
      Documentary L/C's In an amount equal to the aggregate of (i) 50% of the then outstanding face amount of all such L/C's that have been open for fewer than 46 days, and (ii) 100% of the then outstanding face amount of all such L/C's that have been open for greater than 45 days, as shown on the daily Borrowing Base Certificate.
                  3.
      Self-funded insurance         $252,000.
                  4.
      Past due common area
                        maintenance charges           $139,000.
                  5.
      Rent, in landlord lien states $156,000.
                  6.
      Rent, where liens have been
                        granted to landlords          $140,000.
                  7.
      Catalog returns               $590,000.
                  8.
      Sales tax                           $25,000.
            H.
From and after the Effective Date of this Amendment, the Borrower may obtain an overriding reduction in the amount of $750,000.00 in the then existing aggregate amount of the then existing Reserves upon delivery of (i) written request therefor to the Lender at any time on or before April 14, 2003, and (ii) simultaneous payment to the Lender of $75,000.00. The overriding reduction shall take effect two Business Days after receipt of the foregoing items by the Lender. If ever implemented, the overriding reduction shall automatically terminate on April 15, 2003, at which time, the full amount of all Reserves shall be reinstated and implemented in their entirety. Once received by the Lender, the $75,000.00 fee shall be fully earned, shall be retained by the Lender under all circumstances, and shall not be applied in reduction of any other Liabilities. The Lender is hereby authorized by the Borrowers to make an advance under the Revolving Credit to pay the $75,000.00 fee, whether or not sufficient Availability exists therefor.
            I.
The bifurcation of the Revolving Credit into the Standard Line Credit Limit and the Special Line Credit Limit is hereby eliminated. The Credit Limit shall be $25,000,000.00.
      IV..
CASH MANAGEMENT. Since the occurrence of a Cash Concentration Trigger Event, all cash, collections, and other proceeds of the Lender's Collateral shall be directly deposited to the Borrowers' concentration account with the Lender on a daily


                                       -11-
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basis. Each day, all such funds shall be applied in reduction of the Liabilities in such manner as the Lender, in its sole and exclusive discretion, may determine. Further, no proceeds of any borrowing under the Revolving Credit shall be used, nor shall any be requested, with a view towards the accumulation of any general fund or funded reserve of the Borrowers, other than as reasonably required in the ordinary course of the Borrowers' business to conduct their operations as they historically have been conducted. The Borrowers shall take all reasonable steps, and execute whatever documentation reasonably may be necessary, to insure the flow of the Borrowers' funds in a manner consistent with the foregoing.
      V..
INTEREST. As of the date of this Amendment, there are no Eurodollar Loans. No further Eurodollar Loans shall be permitted. All further loans and advances made by the Lender under the Loan Agreement shall be Reference Rate Loans.
            A.
The bifurcation of Reference Rate Loans into Standard Reference Rate Loans and Special Reference Rate Loans is terminated. No additional Reference Rate Loans shall be classified as Special Reference Rate Loans. Upon the execution of this Amendment, all existing Special Reference Rate Loans shall be converted to Standard Reference Rate Loans.
            B.
The definition of Standard Reference Rate is hereby deleted and the following is inserted in its place:

            "STANDARD REFERENCE RATE":   The aggregate of the Reference Rate
                  PLUS 250 basis points per annum, but in no event less than 6.75% per annum.
            C.
Upon the occurrence of an Event of Default after the date of this Amendment, interest shall accrue on all Liabilities at a rate per annum, equal to the aggregate of the Standard Reference Rate, PLUS 2%.
      VI..
FINANCIAL COVENANTS. In addition to the financial covenants contained in the Loan Agreement, the Borrowers shall comply with each of the following financial covenants. The Borrowers' compliance shall be tested at the times, and in the manner, set forth below, and calculated in accordance with the Compliance Certificate in the form annexed hereto marked Exhibit "B":
            A.
The Borrowers shall at all times, tested daily, maintain an Effective Advance Rate of not greater than the following specified amounts during the corresponding period:


         Period                         Effective Advance Rate
        ---------------------------------------------------------
         Week ending November 30             Not greater than 65%
        ---------------------------------------------------------


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         Week ending December 7              Not greater than 65%
        ---------------------------------------------------------
         Week ending December 14             Not greater than 55%
        ---------------------------------------------------------
         Week ending December 21             Not greater than 50%
        ---------------------------------------------------------
         Week ending December 28             Not greater than 45%
         through the week ending
         January 25
        ---------------------------------------------------------
         Week ending February 1 and          Not greater than 50%
         thereafter
        ---------------------------------------------------------
            B.
The Borrowers shall at all times, tested daily upon receipt by the Lender of the daily Borrowing Base Certificate, maintain net Inventory in aggregate amounts (measured at Cost on a rolling three-week average basis) not (A) less than the greater of (i) 85% of the amounts shown on the Business Plan, or (ii) the following specified amounts, nor (B) greater than the lesser of (i) 115% of the amounts shown on the Business Plan, or (ii) the following specified amounts, during the corresponding period(2):


         Period                         Inventory Minimum and Maximum
        -------------------------------------------------------------
         Week ending December 7         As previously agreed

        -------------------------------------------------------------
         Week ending December 14        As previously agreed

        -------------------------------------------------------------
         Week ending December 21        As previously agreed

        -------------------------------------------------------------
         Week ending December 28, and   Not less than $17,307,913, nor
         thereafter                     greater than $23,416,588
        -------------------------------------------------------------
         Week ending January 4, and     Not less than $16,476,302, nor
         thereafter                     greater than $22,291,468
        -------------------------------------------------------------

---------------------
      (2) Similar figures will be determined for periods after January 25 based upon the Borrowers' updated and extended projections.

         Week ending January 11, and    Not less than $16,127,390, nor
         thereafter                     greater than $21,819,410
        -------------------------------------------------------------
         Week ending January 18, and    Not less than $16,131,713, nor
         thereafter                     greater than $21,825,258
        -------------------------------------------------------------
         Week ending January 25, and    Not less than $16,175,421, nor
         thereafter                     greater than $21,884,393
        -------------------------------------------------------------
            C.
The Borrowers shall at all times, tested weekly on a rolling three-week average basis, achieve revenue in amounts not less than 85% of the amounts projected in the Business Plan as of the end of each such week(3), as follows:


         Period                         Revenue Not less Than
        -------------------------------------------------------
         Week ending November 30           As previously agreed
        -------------------------------------------------------
         Week ending December 7            As previously agreed
        -------------------------------------------------------
         Week ending December 14           As previously agreed
        -------------------------------------------------------
         Week ending December 21           As previously agreed
        -------------------------------------------------------
         Week ending December 28           $4,958,300
        -------------------------------------------------------
         Week ending January 4             $3,771,548
        -------------------------------------------------------
         Week ending January 11            $2,436,428
        -------------------------------------------------------
         Week ending January 18            $1,872,036
        -------------------------------------------------------
         Week ending January 25            $1,781,295
        -------------------------------------------------------
      VII..
EVENTS OF DEFAULT.            Each of the following events shall constitute
additional Events of Default under the Loan Agreement:
            A.
The failure of the Lead Borrower or the Borrowers to:
                  1.
      Satisfy, comply with, or perform any of their obligations to deliver, or cause to be
---------------------
      (3) Similar figures will be determined for periods after January 25 based upon the Borrowers' updated and extended projections.

      delivered, information, documents, or other items to the Lender pursuant to this Amendment or the Loan Agreement (each a "DELIVERY OBLIGATION" and collectively, the "DELIVERY OBLIGATIONS") within one Business Day of the date or time set for delivery herein and therein; provided that, to the extent the Lead Borrower notifies the Lender prior to the date or time set for delivery herein or therein that such delivery will be late, the Lead Borrower shall have one Business Day (for daily Delivery Obligations) and up to three Business Days (for others) from such notification to comply with or perform such Delivery Obligation, it being expressly acknowledged and agreed that TIME IS OF THE ESSENCE;
                  2.
      Satisfy, comply with, or perform any of the terms and conditions of this Amendment (other than the Delivery Obligations provided for above) as and when due, it being expressly acknowledged and agreed that TIME IS OF THE ESSENCE;
            B.
The receipt by the Lender from the Lead Borrower of a notice pursuant to Part 1,
Section II(G), above, or the termination of the engagement of the Investment Banker, either by the Borrowers or by the Investment Banker, without the prior written consent of the Lender.


      PART 3.     GENERAL PROVISIONS:
      I..
The Borrowers and each Guarantor, by executing this Amendment where indicated below, hereby ratify, confirm, and reaffirm all and singular the terms and conditions of the Loan Documents. The Borrowers and Guarantors further acknowledge and agree that, except as specifically modified in this Amendment, all terms and conditions of the Loan Documents shall remain in full force and effect.
      II..
Except as set disclosed on Exhibit "C", annexed hereto, all representations and warranties of the Borrowers in the Loan Agreement are true, accurate, and complete in all material respects as of this date. Without limiting the generality of the foregoing, the Borrowers represent and warrant that there is not presently pending or threatened by or against any of the Borrowers any suit, action, proceeding, or investigation which, if determined adversely to any of the Borrowers, could reasonably be expected to (i) have a Material Adverse Effect, or (ii) interfere with the prompt and expeditious closing on a Transaction.
      III..
The Borrowers acknowledge and agree that there is no basis nor set of facts on which any amount (or any portion thereof) owed by the Borrowers or any Guarantor under any Loan Document could be reduced, offset, waived, or forgiven, by rescission or otherwise; nor is there any claim, counterclaim, offset, or defense (or other right, remedy, or basis having a similar effect) available to any of the Borrowers or to any Guarantor with regard thereto; nor is there any basis on which the terms and conditions of any of the Liabilities could be claimed to be other than as stated on the written instruments which evidence such Liabilities.
      IV..
The Borrowers and each Guarantor, by executing this Amendment where indicated below, hereby acknowledge and agree that they have no offsets, defenses, claims, or counterclaims against the Lender or the Lender's officers, directors, employees, attorneys, representatives, parent, affiliates, predecessors, successors, and assigns with respect to the Liabilities or otherwise, and that if the Borrowers now have, or ever did have, any offsets, defenses, claims, or counterclaims against the Lender or the Lender's officers, directors, employees, attorneys, representatives, parent, affiliates, predecessors, successors, and assigns, whether known or unknown, at law or in equity, from the beginning of the world through this date and through the time of execution of this Amendment, all of them are hereby expressly WAIVED, and the Borrowers each hereby RELEASE the Lender and the Lender's officers, directors, employees, attorneys, representatives, parent, affiliates, predecessors, successors, and assigns from any liability therefor.
      V..
The Borrowers and the Guarantors shall, from and after the execution of this Amendment, execute and deliver to the Lender whatever additional documents, instruments, and agreements that the Lender reasonably may require in order to vest or perfect the Loan Documents and the Collateral granted therein more securely in the Lender and to otherwise give effect to the terms and conditions of this Amendment
      VI..
The Borrowers agree that upon the filing of any Petition for Relief by or against any one or more of the Borrowers under the United States Bankruptcy Code, the Lender shall be entitled to immediate and complete relief from the automatic stay, and the Lender shall be permitted to proceed to protect and enforce its contractual and state law rights and remedies. The Borrowers hereby expressly assent to any motion filed by the Lender seeking relief from the automatic stay. The Borrowers further hereby expressly WAIVE the protections afforded under Section 362 of the United States Bankruptcy Code with respect to the Lender.
      VII..
Upon the execution of this Amendment, the Borrowers shall pay to the Lender an Amendment Fee in the amount of $175,000.00. The Amendment Fee shall be fully earned by the Lender upon the execution of this Amendment, shall be retained by the Lender under all circumstances, and shall not be applied in reduction of any other Liabilities. The Lender is hereby authorized by the Borrowers to make an advance under the Revolving Credit to pay the Amendment Fee, whether or not sufficient Availability exists therefor.
      VIII..
The Borrowers shall pay on demand all reasonable costs and expenses of the Lender, including without limitation, reasonable attorneys' fees heretofore or hereafter incurred by the Lender in connection with the loan arrangement maintained with the Borrowers, the Loan Agreement and any of the other Loan Documents, or in connection with the preparation, negotiation, execution, and delivery of this Third Amendment. The Lender is hereby authorized to pay all those costs and expenses by making advances under the Revolving Credit from time to time, whether or not sufficient Availability exists therefor, and whether or not the Lender is otherwise making loans and advances to the Borrowers at that time.
      IX..
This Amendment shall be binding upon the Borrowers and the Borrowers' respective employees, representatives, successors, and assigns, and shall inure to the benefit of the Lender and the Lender's successors and assigns. This Amendment and all documents, instruments, and agreements executed in connection herewith incorporate all of the discussions and negotiations between the Borrowers and the Lender, either expressed or implied, concerning the matters included herein and in such other documents, instruments and agreements, any statute, custom, or usage to the contrary notwithstanding. No such discussions or negotiations shall limit, modify, or otherwise affect the provisions hereof. No modification, amendment, or waiver of any provision of this Amendment, or any provision of any other document, instrument, or agreement between the Borrowers and the Lender shall be effective unless executed in writing by the party to be charged with such modification, amendment, or waiver, and if such party be the Lender, then by a duly authorized officer thereof.
      X..
Terms used in this Third Amendment which are defined in the Loan Agreement are used as so defined.
      XI..
This Third Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument.
      XII..
In connection with the interpretation of this Amendment and all other documents, instruments, and agreements incidental hereto:
            A.
All rights and obligations hereunder and thereunder, including matters of construction, validity, and performance, shall be governed by and construed in accordance with the law of the Commonwealth of Massachusetts and are intended to take effect as sealed instruments.
            B.
The captions of this Amendment are for convenience purposes only, and shall not be used in construing the intent of the Lender and the Borrowers under this Amendment.
            C.
In the event of any inconsistency between the provisions of this Amendment and any other document, instrument, or agreement entered into by and between the Lender and the Borrowers, the provisions of this Amendment shall govern and control.
            D.
The Lender hereby agrees that to the extent that any Event of Default has arisen under the Loan Agreement or any of the other Loan Documents prior to and through the

Execution Date of this Amendment, the Lender shall not take or pursue any of the Lender's Rights and Remedies under the Loan Agreement or any of the other Loan Documents, unless and until an Event of Default occurs subsequent to the Execution Date.
            E.
The Lender and the Borrowers have prepared this Amendment and all documents, instruments, and agreements incidental hereto with the aid and assistance of their respective counsel. Accordingly, all of them shall be deemed to have been drafted by the Lender and the Borrowers and shall not be construed against either the Lender or the Borrowers.
            F.
Any determination that any provision or application of this Amendment is invalid, illegal, or unenforceable in any respect, or in any instance, shall not affect the validity, legality, or enforceability of any such provision in any other instance, or the validity, legality, or enforceability of any other provision of this Amendment.
            G.
The Borrowers warrant and represent to the Lender that the Borrowers:
                  1.
      Have read and understand all of the terms and conditions of this Amendment;
                  2.
      Intend to be bound by the terms and conditions of this Amendment;
                  3.
      Are executing this Amendment freely and voluntarily, without duress, after consultation with independent counsel of their own selection.


                               [Signatures follow]
                                                                 dELiA*S CORP.
                                                            (" LEAD BORROWER")

                                           By /s/ Evan Guillemin
                                             --------------------------------
                                        Title: Chief Operating Officer


                                                                 dELiA*S CORP.
                                                     dELiA*S OPERATING COMPANY
                                                  dELiA*S DISTRIBUTION COMPANY
                                                        dELiA*S RETAIL COMPANY
                                                                  "BORROWERS":

                                           By /s/ Thomas Murphy
                                              ---------------------------------
                                        Title: Senior Vice President of Finance


                                                WELLS FARGO RETAIL FINANCE LLC
                                                                    ("LENDER")

                                           By /s/ Daniel Durkin
                                             ---------------------------------
                                        Title: Vice President

Acknowledged and Agreed:
("GUARANTORS")

iTurf Finance Company

By: /s/ Thomas Murphy
    -----------------------------------
Title: Senior Vice President of Finance


dELiA*S Group, Inc.

By: /s/ Thomas Murphy
    -----------------------------------
Title: Senior Vice President of Finance


dELiA*S Properties, Inc.

By: /s/ Thomas Murphy
    -----------------------------------
Title: Senior Vice President of Finance